Exhibit 4.1
SUCCESSION AGREEMENT
This Succession Agreement, dated as of June 18, 2021 (this “Agreement”), is made by and among Comenity Bank, as administrator (the “Administrator”), World Financial Network Credit Card Master Note Trust, as issuer (the “Issuer”), and U.S. Bank National Association, a national banking association (“U.S. Bank”).
RECITALS:
WHEREAS, the Issuer is party to a master indenture and several indentures supplemental thereto, as described in Exhibit A hereto (“Exhibit A”), pursuant to which MUFG Union Bank, N.A. (“Union Bank”) acts in the capacities identified in Exhibit A (the agreements described in Exhibit A are individually and collectively referred to herein, together with all Transaction Documents (as defined in the Master Indenture referenced in Exhibit A) to which Union Bank is a party, as the “Agreements”; the capacities in which Union Bank acts pursuant to the Agreements are individually and collectively described herein as the “Capacities”);
WHEREAS, pursuant to a sale by Union Bank of its corporate trust business to U.S. Bank, U.S. Bank has succeeded Union Bank in its Capacities under the Agreements as of the Effective Date (as defined in Exhibit A) (the “Succession”); and
WHEREAS, U.S. Bank wishes to evidence its acceptance as successor to Union Bank in its Capacities under the Agreements.
NOW, THEREFORE, the parties hereto, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
ARTICLE I

U.S. BANK
SECTION 1.01.  U.S. Bank hereby acknowledges its Succession to the Capacities under the Agreements effective as of the Effective Date and, on and after the Effective Date, agrees to perform all duties and obligations in each of its Capacities under the Agreements pursuant to the terms thereof.
SECTION 1.02.  U.S. Bank hereby represents and warrants to the Issuer and the Administrator that U.S. Bank is qualified to act in the Capacities under the Agreements.
SECTION 1.03.  In connection with its Succession to the Capacities under the Agreements, subject to Section 2.06, U.S. Bank hereby accepts and assumes as of the Effective Date the related rights, powers, duties and obligations of Union Bank under the Agreements, upon the terms and conditions set forth therein, with like effect as if originally named to such Capacities under the Agreements.

SECTION 1.04.  U.S. Bank hereby certifies that (a) on the Effective Date specified in Exhibit A, it has received the Collateral Certificate (as defined in the Master Indenture (as defined in Exhibit A)) from Union Bank and, (b) as successor to Union Bank under the Capacities, hereby authorizes the Administrator to file or cause the filing of such financing statements as the Administrator shall deem necessary or desirable in connection with the Succession. The Administrator shall file, or make arrangements for the filing of, any financing statements, financing statement amendments, continuation statements or other instruments the Administrator shall deem necessary or desirable in connection with the Succession.
SECTION 1.05.  Effective as of the Effective Date, U.S. Bank’s designated Corporate Trust Office for purposes of the Agreements shall be listed on Exhibit C hereto.
ARTICLE II

MISCELLANEOUS
SECTION 2.01.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CHOICE OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 2.02.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by facsimile or electronic transmission of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Agreement may be electronically signed, and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 2.03.  The persons signing this Agreement on behalf of the Issuer, the Administrator and U.S. Bank are duly authorized to execute it on behalf of the each party, and each party warrants that it is authorized to execute this Agreement and to perform its duties hereunder.
SECTION 2.04.  Other than as set forth herein, the terms and provisions of the Agreements remain in full force and effect.
SECTION 2.05.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Citicorp Trust Delaware, National Association (“Citicorp”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Citicorp but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing herein contained shall be construed as creating any liability on Citicorp, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person (as defined in the Master Indenture) claiming by, through or under the parties hereto, (d) Citicorp has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer or the Owner Trustee in this Agreement and (e) under no circumstances shall Citicorp be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Issuer.
SECTION 2.06.  Notwithstanding anything contained herein to the contrary, U.S. Bank shall not have or assume any liability or responsibility under the Agreements for any period prior to the Effective Date or for any act or omission of any of Union Bank or any agents thereof, under or in connection with the Agreements, whether in its capacity as predecessor in any of such Capacities or otherwise arising from any actions or omissions of Union Bank (any such liability or responsibility, a “Resigning Trustee Liability”).  In no event shall this Succession Agreement be construed as a waiver, an assignment or an assumption by the U.S. Bank, of any Resigning Trustee Liability, each of which Union Bank hereby affirms and agrees that it shall retain.  Notwithstanding anything contained herein to the contrary, Union Bank shall not have or assume any liability or responsibility under the Agreements for any period on or after the Effective Date (except with regard to the express obligations of Union Bank on or after the Effective Date pursuant to this Succession Agreement) or for any act or omission of any of U.S. Bank or any agents thereof under or in connection with the Agreements (any such liability or responsibility, a “Successor Trustee Liability”).  In no event shall this Succession Agreement be construed as a waiver, or an assumption by Union Bank, of any Successor Trustee Liability, each of which U.S. Bank hereby affirms and agrees that it shall assume.
SECTION 2.07.  Union Bank hereby agrees to reasonably cooperate with the Administrator and the Issuer with the matters contemplated by Section 6.15 of the Master Indenture and set forth on Exhibit B hereto with respect to the period from January 1, 2021 until June 18, 2021, including without limitation by providing the Administrator no later than March 15, 2022 (without further request from the Administrator) with the reports described in clauses (d) and (e) and the certificate described in clause (f) of such Section 6.15 with respect to such period.
SECTION 2.08.  Union Bank hereby agrees to deliver to U.S. Bank on or before the date hereof the original securities set forth on Exhibit D hereto and all other documents and statements held by Union Bank under the Agreements, and to reasonably cooperate with the Administrator to do such things as may reasonably be required to fully and certainly vest and confirm in U.S. Bank, as successor indenture trustee, all rights, powers, duties and obligations under the Agreements.
SECTION 2.09.  Union Bank acknowledges that, pursuant to Section 6.9 of the Master Indenture, it has provided prior written notice of the succession contemplated hereby to each Rating Agency. U.S. Bank shall provide notice of the succession contemplated hereby to each Noteholder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and acknowledged all as of the day and year first above written.

World Financial Network Credit Card Master Note Trust, as Issuer

By:  Citicorp Trust Delaware, National Association, not in its individual capacity but solely as Owner Trustee of the Issuer under the Trust Agreement

By: /s/ Jason Concavage
     Name: Jason Concavage
     Title:   Senior Vice President, Trust Officer

Comenity Bank, as Administrator By: /s/ Gregory Opincar Name: Gregory Opincar Title: Chief Financial Officer
U.S. Bank National Association By: /s/ Edwin J. Janis Name: Edwin J. Janis Title: Vice President
Solely with respect to Sections 2.06 through 2.09: MUFG UNION BANK, N.A., as outgoing indenture trustee By: /s/ D. Amedeo Morreale Name: D. Amedeo Morreale Title: Vice President

S-1

Acknowledged and Accepted:

Comenity Bank, as Servicer By: /s/ Gregory Opincar Name: Gregory Opincar Title: Chief Financial Officer

EXHIBIT A
Effective Date: June 18, 2021

Agreements (In each case, as amended prior to the Effective Date)	Capacities
Master Indenture, dated as of August 1, 2001 (the “Master Indenture”), between Issuer and Union Bank, as supplemented by each of the following:	Indenture Trustee, Transfer Agent and Registrar, Paying Agent
Fourth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of September 10, 2020, between Issuer and Union Bank
Series 2018-B Indenture Supplement, dated as of September 27, 2018, between Issuer and Union Bank
Series 2018-C Indenture Supplement, dated as of November 7, 2018, between Issuer and Union Bank
Series 2019-A Indenture Supplement, dated as of February 20, 2019, between Issuer and Union Bank
Series 2019-B Indenture Supplement, dated as of June 26, 2019, between Issuer and Union Bank
Series 2019-C Indenture Supplement, dated as of September 26, 2019, between Issuer and Union Bank

EXHIBIT B

Section 6.15 Information to Be Provided by the Indenture Trustee.
(a) It is agreed and acknowledged that the purpose of this Section 6.15 is to facilitate compliance by the Transferor and the Issuer with the provisions of Regulation AB under the Securities Act and the Exchange Act (“Regulation AB”) and related rules and regulations of the Commission.  Neither the Transferor nor the Issuer shall exercise its right to request delivery of information or other performance under this Section 6.15 other than in good faith, or for purposes other than the Issuer’s or the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or to provide disclosure related to a private offering comparable to that required under the Securities Act).  The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor or the Issuer for information regarding the Indenture Trustee, including but not limited to, information which is required in order to enable the Transferor and the Issuer to comply with Items 1109(a), 1109(b), 1117, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any Indenture Supplement.
(b) The Indenture Trustee shall be deemed to represent to the Transferor and the Issuer, as of the date on which information is provided to Transferor pursuant to this Section 6.15, except as disclosed in writing to the Transferor prior to such date that:  (i) none of the execution or the delivery by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, cause the Indenture Trustee to be in violation of (x) any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or (y) of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the Noteholders of any Series or the right, power and authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.
(c) For so long as the Issuer is required to report under the Exchange Act, the Indenture Trustee shall: (i) on or before the fifth Business Day of each month, provide to the Issuer, in writing, such information regarding the Indenture Trustee as is requested in writing by the Issuer for the purpose of compliance with Item 1117 of Regulation AB; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to the Issuer, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

(d) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor reports regarding the assessment by the Indenture Trustee (if so requested by the Transferor) of compliance to servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such reports shall be signed by an authorized officer of the Indenture Trustee and shall address each of the servicing criteria specified in Exhibit A or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee.
(e) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph.  Such attestation shall meet the requirements of Item 1122(b) of Regulation AB and paragraph (c) of Rule 15d-18 of the Exchange Act.
(f) As soon as available but no later than March 15 of each calendar year for so long as the Issuer is required to report under the Exchange Act, commencing in 2008, the Indenture Trustee shall (if requested in writing by the Transferor in order to comply with Item 1122 of Regulation AB) deliver to the Transferor and any other Person that will be responsible for signing the certification required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) (a “Sarbanes Certification”) on behalf of the Issuer or the Transferor a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Transferor and the Indenture Trustee.  The Indenture Trustee acknowledges that the parties identified in this Section 6.15(f) may rely on the certification provided by the Indenture Trustee hereunder in signing a Sarbanes Certification and filing such with the Commission.

EXHIBIT C

Corporate Trust Office:

U.S. Bank National Association
190 South LaSalle Street, 7th Floor
Chicago, Illinois 60603

EXHIBIT D
1.	Collateral Certificate No. 3 of World Financial Network Credit Card Master Trust, dated June 26, 2012, issued to Union Bank.
2.	Asset Backed Notes Issued by World Financial Network Credit Card Master Note Trust:
a.	Series 2018-B
i.	Class A Asset Backed Notes, Series 2018-B, dated September 27, 2018, in the amount of $300,000,000
ii.	Class M Asset Backed Notes, Series 2018-B, dated September 27, 2018, in the amount of $22,297,000
b.	Series 2018-C
i.	Class A Asset Backed Notes, Series 2018-C, dated November 7, 2018, in the amount of $300,000,000
ii.	Class M Asset Backed Notes, Series 2018-C, dated November 7, 2018 in the amount of $22,297,000
c.	Series 2019-A
i.	Class A Asset Backed Notes, Series 2019-A, dated February 20, 2019, in the amount of $500,000,000
ii.	Class M Asset Backed Notes, Series 2019-A, dated February 20, 2019, in the amount of $37,162,000
d.	Series 2019-B
i.	Class A Asset Backed Notes, Series 2019-B, dated June 26, 2019, in the amount of $350,000,000
ii.	Class M Asset Backed Notes, Series 2019-B, dated June 26, 2019, in the amount of $31,165,000
e.	Series 2019-C
i.	Class A Asset Backed Notes, Series 2019-C, dated September 26, 2019, in the amount of $600,000,000
ii.	Class M Asset Backed Notes, Series 2019-C, dated September 26, 2019, in the amount of $53,425,000